UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2019

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

001-38248	Nevada	46-3951329
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1350 Lakeshore Drive Suite 160 Coppell, Texas	75019
(Address of Principal Executive Offices)	(Zip Code)

(469) 250-1185

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   On May 25, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of RumbleOn, Inc. (the “Company”) approved an increase in the annual base salary for Marshall Chesrown, Chairman and Chief Executive Officer, and Steven Berrard, Chief Financial Officer, from $240,000 to $360,000, retroactive to January 1, 2019. The Committee also approved a discretionary bonus of up to $500,000 for each of Messrs. Chesrown and Berrard payable as follows: (i) $100,000 payable immediately in connection with the Company’s performance for the quarter ended March 31, 2019 and the launch of the Company’s finance business, (ii) $100,000 upon reaching $900 million of revenue for the year ending December 31, 2019 and payable upon completion of the Company’s audited financial statements for the year ending December 31, 2019, (iii) $100,000 payable upon achieving the sale of 50,000 units with average gross margin per unit of $650 at any time through December 31, 2019, and (iv) $100,000 payable in two equal installments upon achieving 90% of the revenue and gross margin targets approved by the Committee for the quarters ended June 30, 2019 and September 30, 2019.

The Committee also approved grants of up to 400,000 restricted stock units (“RSUs”) for each of Messrs. Chesrown and Berrard, which vest as follows: (i) 100,000 RSUs vest after two consecutive quarters of $1.00 or greater operating income and trailing four quarter revenue of $900 million at any time through September 30, 2020, (ii) 100,000 RSUs vest at such time as the shares of Class B Common Stock trade at a minimum closing price of $10.00 per share for 30 consecutive trading days at any time through September 30, 2020, and (iii) 200,000 RSUs vest at such time as the shares of Class B Common Stock trade at a minimum closing price of $15.00 per share for thirty consecutive trading days at any time through September 30, 2020. Messrs. Chesrown and Berrard will receive these RSUs on June 3, 2019.

The Company has not entered into employment agreements or arrangements with Messrs. Chesrown or Berrard. Accordingly, Messrs. Chesrown and Berrard are employed as the Company’s Chief Executive Officer and Chief Financial Officer, respectively, on an at-will basis.

Also, on May 25, 2019, the Committee also approved the annual compensation for the Company’s non-employee directors of 35,000 RSUs to be granted upon a director’s initial appointment or election to the Board of Directors and thereafter upon such director’s re-election at each Annual Meeting of Stockholders. The RSUs vesting one year from the grant date, and are subject to prorata vesting if a director leaves the Board of Directors before the one year period. The non-employee directors will receive 35,000 RSUs on June 3, 2019 in connection with such director’s re-election to the Board of Directors at the Company’s 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 31, 2019	By:	/s/ Steven R. Berrard
Steven R. Berrard
Chief Financial Officer